          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


                                                                   EXHIBIT 10.30




                            MASTER LICENSE AGREEMENT

      THIS MASTER LICENSE AGREEMENT (this "AGREEMENT"), including all Schedules and Exhibits attached hereto, is made and entered into as of the ___ day of December, 2005 by and between CHRISTIE/AIX, INC., a Delaware corporation ("LICENSOR"), and CARMIKE CINEMAS, INC a Delaware corporation ("LICENSEE").

      WHEREAS, Licensor has the right to install and license the use of certain Equipment (as defined below); and

      WHEREAS Licensee desires to obtain from Licensor, and Licensor is willing to grant to Licensee, a license to use the Equipment on the terms and conditions set forth in this Agreement, including all Schedules and Exhibits attached hereto.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follow:

      1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below.

            "ADM" means Access Digital Media, Inc., a Delaware corporation.

            "AFFILIATE" means, with respect to a party, any corporation, limited liability company, partnership or other entity which controls, is controlled by or is under common control with such party, where such control is by ownership of more than fifty percent (50%) of the outstanding voting securities or other voting interests.

            "AGREEMENT" has the meaning specified in the preamble.

            "APPLICABLE COMMENCEMENT DATE" means, as to the Equipment designated on any Equipment Schedule, the date on which the License Term for such Equipment commences, as specified in the applicable Certificate of Acceptance.

            "APPLICABLE TERMINATION DATE" means, as to the Equipment designated on any Equipment Schedule, the date on which this Agreement expires or is terminated.

            "CENTRAL SERVER" means, collectively, a central library server, with TCC Software installed, together with a storage array, computer rack, uninterrupted power source (UPS), main switch and patch panel.

            "CERTIFICATE OF ACCEPTANCE" means a certificate executed by Licensee in substantially the form of EXHIBIT 1 to EXHIBIT A attached hereto.

            "CHRISTIE" means Christie Digital Systems USA, Inc., a California corporation.

            "CHRISTIE SOFTWARE" means any Christie proprietary software installed in any of the Equipment at the time of delivery of such Equipment to Licensee, as updated by any update made available from time to time by Christie without charge for use on the Equipment.

            "CINEPLEX" means a theater complex with one or more cinema auditoriums.

            "CONFIDENTIAL INFORMATION" has the meaning specified in Section 39.

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


            "DCI" means Digital Cinema Initiatives, LLC, a limited liability company established by Disney, Fox, MGM, Paramount, Sony Pictures Entertainment, Universal and Warner Bros. Studios to, among other things, establish and document technical specifications for an open architecture for digital cinema to ensure a uniform and high level of technical performance reliability and quality control.

            "DCI SPECIFICATION" means the Digital Cinema System Specification V1.0 issued July 20, 2005 by DCI.

            "DIGITAL CINEMA PROJECTION SYSTEM" means collectively a system installed by Christie/AIX consisting of a DLP Cinema 2k projector, capable of both 2-D and 3-D display, and a digital cinema server for each theatre screen. Each Digital Cinema Projection System will be a part of a Digital System.

            "DIGITAL SYSTEM" means collectively one or more Digital Cinema Projection Systems, a central storage server connecting all Digital Cinema Projection Systems within a theatre complex, a theater management system, and such other system components and software as are required to meet the standards set forth in the DCI Specification.

            "DIGITAL TITLE" means a commercial movie which is released in digital format suitable for showing on Digital Systems.

            "DISTRIBUTOR" means a motion picture distributor.

            "DISTRIBUTOR AGREEMENT" means an agreement between Licensor and a Distributor pursuant to which such Distributor agrees to furnish virtual prints of Traditional Motion Picture Content and to pay Participant Virtual Print Fees to Licensor for a specified period.

            "DLP CINEMA(TM) PROMOTIONAL GUIDELINES" means the guidelines set forth on EXHIBIT B attached hereto.

            "DOLLARS" or "$" means United States dollars.

            "EQUIPMENT" means each Digital System described on an Equipment Schedule executed pursuant to this Agreement, together with all parts, accessories and other items added to or made a part of such Digital System after the Applicable Commencement Date for such Digital System.

            "EQUIPMENT SCHEDULE" means a schedule in the form of EXHIBIT A attached hereto, executed pursuant to this Agreement from time to time.

            "EVENT OF DEFAULT" has the meaning specified in Section 28.

            "FINANCING DOCUMENTS" has the meaning specified in Section 24.

            "FINANCING PARTIES" has the meaning specified in Section 24.

            "LICENSE TERM" means, with respect to any particular Equipment, a period that commences on the Applicable Commencement Date for such Equipment and ends on the Applicable Termination Date for such Equipment.

            "LICENSEE" has the meaning specified in the preamble.

            "LICENSOR" has the meaning specified in the preamble.

            "NON-PARTICIPANT VIRTUAL PRINT FEE" means the applicable fee announced from time to time by Licensor as the virtual print fee payable by a Non-Participating Distributor with respect to the

                                        2
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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


exhibition of Traditional Motion Picture Content on Digital Systems licensed by Licensor, which fee shall not exceed *** percent (***%) of the lowest base virtual print fee (before discounts) payable by any Distributor under a Distributor Agreement.

            "NON-PARTICIPATING DISTRIBUTOR" means a Distributor which has not signed a Distributor Agreement with Licensor.

            "NON-TRADITIONAL CONTENT" means all content other than Traditional Motion Picture Content. Non-Traditional Content includes, but is not limited to, television programs, sporting events, stage productions, religious services, concerts, educational classes or presentations, live events, speeches, meetings, teleconferencing, and video gaming. Non-Traditional Content shall not include motion picture premieres and other promotional, testing and publicity activities involving screenings of motion pictures.

            "PARTICIPANT VIRTUAL PRINT FEE" means the virtual print fee payable to Licensor by a Participating Distributor as provided for in the applicable Distributor Agreement.

            "PARTICIPATING DISTRIBUTOR" means a Distributor which has signed a Distributor Agreement with Licensor. A list of Participating Distributors as of the date hereof is set forth on EXHIBIT D attached hereto, and shall be updated by Licensor from time to time as provided therein.

            "SATELLITE DISH" has the meaning specified in Section 7(b).

            "SERVICE CONTRACT" means a service contract between Licensee and Christie in substantially the form of the attached EXHIBIT E.

            "SOFTWARE" means, collectively, the Christie Software, the Standard Software, the TCC Software and the Third Party Software.

            "STANDARD SOFTWARE" means the operating system and system applications software which are standard for general operation of computer servers having the general capabilities of the servers included in the Equipment, as updated by any update made available from time to time by the owner of such operating system or systems application software.

            "TAXES" means any foreign, federal, state, county or local income, estimated, alternative minimum, add-on minimum, sales, use, excise, franchise, real property, personal property, transfer, registration, value added, stamp, premium, profit, windfall profit, customs duties, gross receipts, capital stock, production, business and occupation, social security, disability, employment, unemployment, payroll, severance, license, gift recapture or withholding tax or charge imposed by any governmental entity, and any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof.

            "TCC SOFTWARE" means ADM's proprietary Theatre Command Center software as licensed by ADM to Christie and installed in any Central Server at the time of delivery of such Central Server to Licensee, as updated by any update made available from time to time without charge for use on the Equipment.

            "THIRD PARTY SOFTWARE" means any software, other than Christie Software, Standard Software and TCC Software, installed to any of the Equipment at the time of delivery of such Equipment to Licensee, including database software, as updated by any update made available from time to time by the owner of such software.

            "TRADITIONAL MOTION PICTURE CONTENT" means (i) all feature length (defined as over 40 minutes) motion pictures intended for initial exhibition in a commercial motion picture theater for paid admission; (ii) motion picture trailers; and (iii) on screen advertising.


-------------------

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE
   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                                        3
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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


      2. EQUIPMENT LICENSE.

            Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee the limited right and license to use the Equipment described on each Equipment Schedule executed pursuant to this Agreement, at the Licensee's designated facility set forth in each such Equipment Schedule, for the License Term of such Equipment. Licensor and Licensee will execute a separate Equipment Schedule for each delivery of Equipment to Licensee pursuant to this Agreement, listing all of the Equipment included in such delivery. Each such Equipment Schedule shall constitute a separate and independent license and contractual obligation of Licensee and Licensor, governed by the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, except for the limited license granted above, all right, title and interest to the Equipment shall be, and shall continue to be, the property of Licensor and/or its Affiliates, and, except for the limited license granted above, nothing in this Agreement shall be construed as transferring to Licensee any right, title or interest in the Equipment, or as conferring any other license or other right, by implication, estoppel or otherwise, under any patent, patent application, trade secret, trademark or copyright. Except as otherwise expressly provided for in this Agreement, Licensee is not granted any right to, and Licensee expressly agrees not to, distribute, market, sell, modify or adapt the Equipment or any part thereof. Licensee shall not remove from the Equipment, Licensor's name, trademark, logo and other identification, or any markings which identify Licensor and/or its Affiliates as the owners of the Equipment.

      3. SOFTWARE; CENTRAL SERVER FEE; LANDING FEE.

            (a) Subject to Licensee's payment to Licensor of the fees provided for in Section 3(b), Licensor, as an authorized licensee of ADM, hereby grants to Licensee the non-exclusive, non-transferable right and license to use the TCC Software in connection with Licensee's use of the Equipment. Licensee shall not modify the TCC Software, make any copies of the TCC Software (other than a reasonable number of copies for back up purposes), seek to reverse engineer or decompile any of the TCC Software or transfer the TCC Software or any copies thereof other than in connection with a transfer of a Central Server provided that the transfer of such Central Server is permitted under this Agreement.

            (b) For each Central Server licensed and delivered by Licensor to Licensee under this Agreement and installed at a Cineplex, a Central Server fee in the amount of $800.00 per screen (the "Server Screen Fee") will be payable for each screen at such Cineplex for which a Digital Cinema Projection System licensed and delivered by Licensor to Licensee under this Agreement is installed. The Server Screen Fee shall be payable in arrears in quarterly installments (without interest) over a period of *** years, and payments shall commence at the end of the first quarter following the date a Certificate of Acceptance is delivered with respect to a Digital Cinema Projection System installed for such screen.

            (c) Licensor, as an authorized licensee of Christie, hereby grants to Licensee the non-exclusive, non-transferable, royalty-free right and license, without right to sublicense, to use the Christie Software in connection with Licensee's use of the Equipment. Licensee shall not modify the Christie Software, make any copies of the Christie Software (other than a reasonable number of copies for back up purposes), seek to reverse engineer or decompile any of the Christie Software, or transfer the Christie Software or any copies thereof other than in connection with a transfer of Equipment provided that the transfer of such Equipment is permitted under this Agreement.

            (d) Licensor represents and warrants to Licensee that, upon the delivery of Equipment by Licensor to Licensee under this Agreement, Licensee will have the royalty-free right to use, in connection with the use of such Equipment and subject to the terms of any applicable end user license agreements, the Standard Software and the Third Party Software installed on such Equipment at the time of delivery.

-------------------

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE
   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


            (e) In the event that Access Integrated Technologies, Inc. ("AccessIT") delivers to Licensee any Digital Title or Non-Traditional Content for Exhibition on the Equipment, Licensee will pay to AccessIT a landing fee in the amount of eighteen dollars ($18) for each such Digital Title or Non-Traditional Content.

      4. TERM.

            (a) This Agreement shall commence on the date hereof (it being understood that obligations of Licensee relating to the use of Equipment will only be effective when the Equipment is installed) and, unless earlier terminated in accordance with Section 28, shall continue in effect until December 31, 2020 (the "INITIAL TERM"); provided, however, that Licensee may renew this Agreement for successive one (1) year periods (each such successive one year period, a "RENEWAL TERM") for up to ten (10) Renewal Terms by giving written notice to Licensor no later than ninety (90) days prior to the end of the Initial Term or any Renewal Term.

            (b) Upon the expiration of the Initial Term or a Renewal Term, as applicable, or the earlier termination of this Agreement, Licensor shall, unless Licensee exercises its purchase option under Section 47, have the right, at its sole cost and expense, to retake possession of any or all of the Equipment, and for such purpose Licensor shall have the right to enter upon any premises where any or all of the Equipment is located, at times reasonably acceptable to Licensee, and remove same. Such removal must be performed under supervision of Licensee. Licensor shall repair all damage to the Cineplex caused by Licensor's removal of such Equipment. If Licensor fails to remove the Equipment within 90 days of the expiration or earlier termination of this Agreement, such Equipment will be deemed abandoned by Licensor, and Licensee may dispose of the same in whatever manner Licensee may elect without liability to Licensor. Alternatively, in the event such Equipment is deemed abandoned as provided above, Licensee may, at its election by giving written notice to Licensor, succeed to ownership of the Equipment on as "as is, where is" basis, in which case Licensor will have no obligation to Licensee in respect of any expenses relating to removal or disposition. This Section 4(b) shall survive the expiration or earlier termination of this Agreement.

      5. INSTALLMENT.

            (a) Licensor shall license to Licensee, and deliver to Licensee for installation by Christie under the Service Contract, a minimum of Two Thousand One Hundred (2.100) up to Two Thousand Three Hundred (2,300) Digital Cinema Projection Systems, with associated Central Servers. Delivery of Digital Systems shall be in accordance with a delivery schedule, specifying delivery dates for all relevant delivery locations, mutually agreed upon between Licensor and Licensee.

            (b) Digital Systems will be installed in any given Cineplex for the minimum number of screens required to enable more than 50% of the screens at such Cineplex, and, Licensor will be permitted to install Digital Systems such that by October 31, 2007 100% of the screens will be enabled at any Cineplex where a Digital System has been installed.

            (c) Except for Equipment (i) installed under this Agreement, (ii) acquired by Licensee by virtue of acquisition of a Cineplex from a third party or (iii) installed pursuant to Licensee's existing agreements ( or any replacement thereof) for on-screen advertising with Technicolor Screen Services Inc., Pepsi-Cola Sales and Distribution Inc. and The Coca-Cola Company or replacements and/or extensions thereof provided that such Equipment shall be used only for on-screen advertising and not for the exhibition of motion picture, motion picture trailers and Non-Traditional Content, Licensee shall not install, or permit to be installed, any digital cinema equipment, including digital cinema projection equipment, screen servers or central servers, at any Cineplex where a Digital System has been installed under this Agreement.

      6. EQUIPMENT SPECIFICATIONS. Initially, Licensor will install Digital Systems which comply with the DCI Specification. except to the extent that technology necessary for compliance with the

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


DCI Specification is not commercially available. When the technology necessary to make Digital Systems compliant with the DCI Specification becomes commercially available, Licensor, at no cost to Licensee, will (a) thereafter install Digital Systems which are compliant with the DCI Specification and (b) within four (4) months after such availability upgrade Digital Systems previously installed in order to bring such Digital Systems into compliance with the DCI Specification.

      7. DELIVERY AND INSTALLATION; SATELLITE DISH.

            (a) Following the execution by Licensor and Licensee of each Equipment Schedule, Licensor shall, at Licensor's expense, deliver the Equipment described in such Equipment Schedule to the Cineplex location designated in such Equipment Schedule. Licensor shall bear the risk of loss for the Equipment while it is in transit to Licensee sites at which the Equipment will be installed. Licensee shall, at its own expense, prepare such sites for installation of the Equipment in accordance with the site requirements as may be mutually agreed between Christie and Licensee. All Equipment will be installed by Christie pursuant to the Service Contract, and Licensee will permit Christie service engineers access to the installation sites, at times mutually agreed upon by Christie and Licensee, in order to install the Equipment. Upon completion of the installation of any Equipment and testing to ensure the operability of the Equipment, Licensee will deliver a Certificate of Acceptance for such Equipment to Licensor or to Christie for delivery to Licensor. Licensee hereby authorizes Licensor to complete each executed Equipment Schedule with the identification number set out in the Certificate of Acceptance delivered by Licensee for the Equipment covered by such Equipment Schedule. Licensor shall provide Licensee with copies of fully completed and executed copies of each Equipment Schedule and Certificate of Acceptance.

            (b) In the event Licensee currently has the right to grant to Licensor for the Initial Term or any Renewal Term of this Agreement the right to install and maintain satellite transmitting and receiving equipment (a "SATELLITE DISH") on the roof of any Cineplex site designated in an Equipment Schedule, Licensee hereby grants to Licensor or its Affiliate, without charge or cost to Licensor, the right, during the Initial Term or any Renewal Term of this Agreement, to install and maintain, or to have installed and maintained, a Satellite Dish on the roof of such Cineplex site for the sole purpose of delivering content to Licensee. In the event Licensee does not currently have the right to install and maintain a Satellite Dish on the roof of any Cineplex site designated in an Equipment Schedule, Licensee shall, at the request of Licensor, use reasonable commercial efforts to procure for Licensor, as promptly as reasonably possible after request by Licensor, without cost to Licensor, the right, during the Initial Term or any Renewal Term of this Agreement, to install and maintain, or to have installed and maintained, a Satellite Dish on the roof of such Cineplex site. In addition, Licensee shall, at Licensor's sole cost and expense, obtain any permits necessary for the installation or maintenance of any such Satellite Dish. The cost of installation and maintenance of any Satellite Dish will be the sole responsibility of Licensor or its Affiliates. All right, title and interest in and to any Satellite Dish installed hereunder will be the sole property of Licensor or its Affiliates. Satellite Dishes are not included in the Equipment licensed by Licensor to Licensee under this Agreement, and Licensee shall not redirect, alter, move or otherwise in any way interfere with the operation of any Satellite Dish without the prior written consent of Licensor, which consent shall not be withheld unreasonably. If Licensee is unable to procure the right to install a Satellite Dish on the roof of a Cineplex site, then Licensee shall grant Licensor or its Affiliate access and the right to deliver to Licensee content by hard drive, by other physical means or by use of fiber optic cables. This Section 7 (b) shall survive the expiration or any termination of this Agreement.

      8. LOCATION. Without the prior written consent of Licensor, which consent shall not be unreasonably withheld, Licensee shall not move any Equipment (except when reasonably necessary in cases of emergency to protect the Equipment) from the site and cinema auditorium location designated in the Equipment Schedule for such Equipment. The moving of any Equipment by Licensee other than in accordance with this Section 8 shall constitute a material breach of this Agreement and the applicable Equipment Schedule. Notwithstanding the foregoing, other than to a Cineplex acquired by Licensee from a third party, Licensee agrees that it may not move any Equipment to a Cineplex which contains digital projection equipment not installed by Licensor and Licensor's withholding of any consent to such a move shall be deemed to be reasonable. Licensee acknowledges and agrees that the objective of this Section

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


8 and Section 5 of this Agreement is to provide Licensor with the ability to install its Equipment in ***% of the screens at any Cineplex in which any of Licensor's Equipment has been installed, whether through the initial deployment or by any subsequent movement of Equipment pursuant to this Section 8.

If Licensee moves any Equipment pursuant to Licensor's consent under this
Section 8 to a Cineplex which contains an auditorium or auditoriums in which Equipment has not been installed, and Licensee wishes to install other digital projection equipment of any kind ("Alternative Digital Equipment") in any auditoriums located in such Cineplex or in the auditorium(s) from which the Equipment has been moved with Licensor's prior consent in accordance with this the terms hereof, then Licensee must promptly provide Licensor with written notice of a bona fide offer made to Licensee by a third party (the "Offer Notice") specifying, among other things, the Alternative Digital Equipment it wishes to install, the itemized costs of such Alternative Digital Equipment and the installation thereof, the proposed sites at which Licensee proposes to have such Alternative Digital Equipment installed, and any other conditions related to such installations. Licensor shall have thirty (30) days from receipt of the written notice to Offer Notice to provide a written proposal to Licensee that either matches or improves upon the terms set forth in the Offer Notice. If Licensor matches the terms contained in the Offer Notice, Licensee shall, within thirty (30) days thereafter enter into an agreement providing for Licensor to supply and install the digital projection equipment on substantially the terms contained in the Offer Notice.

      9. SCOPE OF LICENSE. Licensee shall be permitted to use Equipment for the following purposes, and for no other purpose:

            (a) exhibition of Traditional Motion Picture Content distributed by Participating Distributors;

            (b) exhibition of pre-feature on-screen advertising;

            (c) exhibition of Traditional Motion Picture Content distributed by Non-Participating Distributors provided that Licensor has notified Licensee that the Non-Participating Distributor has paid to Licensor or made arrangements with Licensor for payment to Licensor of all applicable Non-Participant Virtual Print Fees in connection with such exhibition; and

            (d) subject to the requirements of Section 11, exhibition of Non-Traditional Content.

      10. NO FEE TO DISTRIBUTORS. Licensee agrees that it will not charge any Participating Distributor a fee or service charge for the use of any Digital System to exhibit Distributor's theatrical motion pictures.

      11. NON-TRADITIONAL CONTENT.

            (a) Licensee hereby designates Access Integrated Technologies, Inc. ("AccessIT") as its preferred content delivery service for Non-Traditional Content and Licensee agrees to use its commercially reasonable best efforts to play content available from providers using AccessIT's content delivery service. Licensee agrees that it will not enter into any other agreement with a third party that would: (a)prohibit AccessIT from showing on the Equipment Non-Traditional Content that Licensee, in its sole discretion, may choose to book or (b) prohibit AccessIT from delivering digital content to Licensee's theatres. If, the Non-Traditional Content is delivered by a delivery service other than AccessIT on that delivery service's delivery software and equipment, Licensee shall pay to Licensor for use of the Digital System (15%) of the gross revenues derived by Licensee from each show of such Non-Traditional Content up to a maximum of $1,200 per show.

                  (b) If AccessIT is the content delivery service for the Non-Traditional Content, Licensee shall pay Licensor *** per cent (***%) of the gross revenues derived by Licensee from each show of such Non-Traditional Content up to a maximum of $*** per show.

-------------------

***CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE
   SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


      12. REPORTING AND EQUIPMENT LOGS.

            (a) In order to facilitate accurate billing of virtual print fees payable to Licensor with respect to the exhibition of Digital Titles on the Equipment, Licensor and its representatives shall be entitled to access, review and obtain copies, in such manner as Licensor may determine from time to time, of all Log Files, as defined below. Licensee shall also be entitled to access to the Log Files. Licensor and Licensee agree not to interfere with the use of the Equipment for showing Digital Titles or the availability of access to the Log Files. Log Files are electronic files created by the Equipment, including but not limited to files containing information and records on the actual usage history of each component of the Equipment and the specific title and time of play for each usage.

            (b) Licensor agrees to use the Log Files solely to monitor, assist and verify the billing of virtual print fees and measuring Equipment performance. Licensor shall not be permitted to access any financial records of Licensee.

      13. EXHIBITION COMMITMENT. Provided that more than fifty percent (50%) of the screens in any Cineplex are equipped with Digital Cinema Projection Systems licensed under this Agreement , then, if a motion picture which Licensee desires to license is available from a Participating Distributor (or, subject to the requirements of Section 10, a Non-Participating Distributor) in both a Digital Title version and a film print version, Licensee is hereby required to license and exhibit on a Digital System the Digital Title version rather than the film print version provided that there is a screen equipped with a Digital Cinema Projection System that is open to be booked with a movie commencing on the opening date of that movie. Subject to the foregoing requirement, Licensee shall have full and complete discretion over the choice of content at all of its screens.

      14. PROMOTION OF DLP CINEMA(TM). To the extent that Licensee is not required to incur any additional advertising or other costs beyond its ordinary marketing and advertising costs for its own business, Licensee shall use its commercially reasonable best efforts to:

            (a) promote DLP Cinema(TM) technology for the exhibition of Digital Titles in accordance with the DLP Cinema(TM) Promotional Guidelines.

            (b) include the DLP Cinema(TM) logo in all advertisements in all media, including, but not limited to, print, newspaper and internet, issued by or under the control of Licensee with respect to Digital Titles to be exhibited by means of the Equipment, and insure that all such advertising is in accordance with the DLP Cinema(TM) Promotional Guidelines.

            (c) display the "DLP Cinema(TM)" trailer on screen preceding the distributor's logo credit and at the beginning of each exhibition of Non-Traditional Content.

            Licensor shall obtain any approval(s) necessary for performing the acts set forth in items (a) through (c) above, including, but not limited to, any necessary approval of each Participating Distributor, Non-Participating Distributor or provider of Non-Traditional Content, as applicable; and secure all necessary royalty-free trademark licenses from Texas Instruments Incorporated with regard to items (a) and (b) above.

      15. MAINTENANCE AND TRAINING. Concurrently with the execution and delivery of this Agreement, Licensee shall enter into the Service Contract with Christie. During the Initial Term of this Agreement, Licensee shall maintain in effect the Service Contract with Christie or a comparable service contract with another service provider acceptable to Licensor and shall maintain the Digital Systems in good order and repair during the Initial Term normal wear and tear excepted. The Service Contract provides for training of Licensee personnel, and Licensee will in any event maintain an adequate theater staff properly trained in the use of Digital Systems. Licensee will not do anything which would render Digital Systems non-compliant with, or prevent Digital Systems from being compliant with, the DCI Specification during the term of this Agreement. Any replacement parts substituted for any parts or

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


components of Equipment shall become the property of Licensor covered by the relevant Equipment Schedule for such Equipment.

      16. ADDITIONS AND ALTERATIONS.

            (a) With the consent of Licensee, Licensor may from time to time at Licensor's expense and by Licensor's designated representatives or contractors, make alterations to, or add components, accessories, enhancements, features or functionalities to, Equipment, and all of the foregoing shall, at the time of such alteration or addition, become the property of Licensor covered by the relevant Equipment Schedule for such Equipment.

            (b) Except in accordance with paragraph (a) above or with the prior written consent of Licensor, Licensee shall not make, or permit to be made, alterations to, or additions of components, accessories, enhancements, features or functionalities to, Equipment, provided that nothing contained in this
Section 17 shall prevent or be construed to prevent Christie from replacing parts and components in connection with the maintenance services to be provided by Christie under the Service Contract.

            (c) With the prior written consent of Licensor, Licensee shall be permitted to add components, accessories, enhancements, features or functionalities to the Equipment and any such alterations or additions shall remain the property of Licensee. Notwithstanding the foregoing, Licensee shall not make any alterations or changes to or in relation to Equipment which would impair or prevent the use of the Equipment for showing Digital Titles.

      17. TAXES. The costs and fees set forth herein and in all Schedules and Exhibits attached hereto and made a part hereof do not include any applicable federal, state or local taxes, and any such taxes or governmental charges upon the Equipment and any Software covered hereby, including sales or use taxes or any other tax however designated arising from the subject matter of this Agreement, shall be paid by Licensor.

      18. DAMAGE AND LOSS

            (a) After Installation, Licensee shall bear all risk of damage to or loss or destruction of the Equipment by reason of any cause whatsoever, including without limitation fire, flood, earthquake, natural disaster, casualty, accident or theft. Licensee shall advise Licensor of any such damage, loss or destruction in writing within five (5) days after any such damage, loss or destruction occurs.

            (b) In the event of any damage, loss or destruction which materially impairs the performance of any Equipment or renders the Equipment inoperable and which is capable of repair on a cost effective basis, then Licensee will, at its expense, have Christie repair the Equipment under the Service Contract.

            (c) In the event of any damage, loss or destruction which materially impairs the performance of any Equipment or renders the Equipment inoperable and which is not capable of repair on a cost effective basis, or in the event of any complete loss or destruction of any Equipment, then Licensor, in its sole discretion, may, at Licensee's expense, replace the Equipment with comparable or better Equipment and Licensee shall do all things and execute all documents as may be necessary in the judgment of Licensor to cause title to the replacement Equipment to vest in Licensor and to subject the replacement Equipment to all of the terms and conditions of this Agreement.

            (d) In the event Licensee fails to promptly perform its obligations under paragraph (b) or (c), then Licensor may, but is not obligated to, cause the Equipment to be repaired or replaced and invoice Licensee for all costs of such repair or replacement, which invoice shall be due and payable within ten
(10) days of the date of invoice.

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            (e) In no event will any damage to or loss or destruction of any
Equipment entitle Licensee to any refund of or credit for any amounts paid or remitted by Licensee to Licensor under this Agreement, or excuse Licensee from payment of any amounts otherwise payable by Licensee to Licensor under this Agreement.

      19. INSURANCE. Licensee, at its expense, will maintain throughout the term of this Agreement a policy of insurance issued by a reputable insurer reasonably acceptable to Licensor, insuring the Equipment against "all risks," including extended coverage insurance, for a coverage amount at least equal to the full replacement cost (at market value) of the Equipment. Licensor shall be named as an additional loss payee under such policy, and such policy shall provide that it may not be canceled except upon at least thirty (30) days prior written notice to Licensor (or at least ten (10) days prior written notice for failure to pay a premium). Upon Licensor's request, Licensee shall furnish to Licensor insurance certificates or other satisfactory evidence of such insurance. If Licensee fails to maintain insurance as required hereunder, Licensor may, but shall not be obligated to, purchase such insurance and invoice Licensee for all costs with respect thereto, which invoice shall be due and payable within (10) days of the date of invoice.

      20. AUDIT, INSPECTION AND ACCESS RIGHTS.

            (a) Licensor shall have the right, through its designated representatives (including Christie), at Licensor's expense, upon reasonable prior notice and during regular business hours, to (a) examine Licensee's usage records relating solely to the Equipment; (b) inspect the Equipment for purposes of verifying (i) Licensee's compliance with all of its obligations under this Agreement; (ii) the condition of the Equipment; and (iii) compliance of the Equipment with the DCI Specification; and (c) examine Licensee's records relating to Non-Traditional Content, including revenue and other records, for the sole purpose of verifying compliance with Section 11 of this Agreement.

            (b) Licensee shall maintain all books and records subject to audit hereunder for a period of not less than three (3) years after the expiration or any termination of this Agreement, and during such three (3) year period, Licensor shall retain all audit and inspection rights set forth in this Section
21. Licensee shall provide all necessary access to the Equipment and the relevant site location for purposes of such inspection and verification.

            (c) Licensee will permit representatives of Distributors reasonable access, upon reasonable prior notice and at times convenient to Licensee, to Cineplex locations where the Equipment is located to (i) verify the operating condition of the Equipment and, after the DCI Specification has been finalized and issued, to verify that the Equipment is compliant with the DCI Specification or to verify the upgrading of Equipment to meet the DCI Specification as contemplated by this Agreement, and (ii) at no cost to Licensee install such distribution equipment as may be necessary for Distributors to deliver content files to such premises.

      21. NEGATIVE PLEDGE. During the term of this Agreement, Licensee shall not sell, convey, assign, transfer or otherwise dispose of any Equipment or any interest therein, and shall keep such Equipment and its rights and interests under this Agreement free and clear of all liens, security interests, encumbrances, charges or adverse claims. Licensee shall promptly notify Licensor of any liens, security interests, encumbrances, charges or adverse claims which any third party files or seeks to enforce against the Equipment or any of Licensee's rights and interest under this Agreement.

      22. PERSONAL PROPERTY. It is the intention of Licensor and Licensee that the Equipment at all times shall be and remain personal property, and shall not be or become a fixture upon or affixed to any real property. The Equipment shall not be affixed to realty so as to change the character of the equipment from personal property to fixtures.

      23. ASSIGNMENT AND SUBLEASE.

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
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              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


            (a) Licensee shall not assign this Agreement or any Equipment Schedule, or lease or sublicense the use of any of the Equipment, without the prior written consent of Licensor in each instance, which consent shall not be unreasonably withheld by Licensor; provided, however, Licensee may assign this Agreement or any Equipment Schedule without Licensor's prior written consent (i) to any direct or indirect subsidiary of Licensee, (ii) to any person or entity resulting from a reorganization of Licensee, (iii) to any person or entity with which Licensee is merged or consolidated, (iv) to any person or entity that acquires all or substantially all of Licensee's assets or equity securities of whatever type, (v) to Licensee's existing lenders or any other lender(s) pursuant to loan documents evidencing debt obligations of Licensee (provided such lender(s) shall have all rights of cure available to Licensee hereunder) or
(vi) to any person or entity that controls, is controlled by or is under common control with Licensee.

            (b) Licensor shall have the right to freely assign this Agreement and any or all of the Equipment Schedules. In order to facilitate the financing of the Equipment, Licensor may enter into agreements with one or more parties pursuant to which, inter alia, Licensor may assign its right, title and interest in this Agreement to such parties (referred to herein individually as a "FINANCING PARTY" and collectively, as "FINANCING PARTIES"). Licensee irrevocably consents to the transfer and assignment of Licensor's right, title and interest in this Agreement to any and all Financing Parties and hereby acknowledges and agrees for the benefit of each such Financing Party that upon receipt by Licensor of written notice from a Financing Party that an event of default has occurred and is continuing under any financing arrangements between such Financing Party and Licensor with respect to the Equipment (such documents referred to herein as the "FINANCING DOCUMENTS"), and a statement to the effect that such Financing Party has elected to exercise its remedies pursuant to the Financing Documents and this Agreement as a consequence of such default, the Financing Party shall have the rights of Licensor hereunder, and Licensee shall deal exclusively and directly with the Financing Party or its designee(s) or assignee(s), as the case may be, and not Licensor.

      24. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO WARRANTIES TO LICENSEE, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NON-INFRINGEMENT, ALL OF WHICH IMPLIED WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

      25. THIRD PARTY WARRANTIES. At the request of Licensee, Licensor shall, at Licensee's option, (a) enforce for the benefit of Licensee any rights or remedies which Licensor may have against any manufacturer or licensor in respect of any of the Equipment or Software, including, but not limited to, rights or remedies, if any, under any product warranty or any indemnification against infringement, or (b) make a full or partial assignment to Licensee of any such rights or remedies.

      26. NON-PETITION COVENANT. During the period from the commencement of this Agreement and ending on the date on which either party hereto ceases to have any continuing obligations to the other under this Agreement, neither party shall commence or join in any involuntary bankruptcy proceeding against the other party under any federal or state bankruptcy law, or commence or join in any proceeding for the appointment of a receiver or trustee for any or all of the assets of the other party or for the liquidation or dissolution of such other party.

      27. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement:

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
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              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


            (a) failure by Licensee to make or remit any payments required to be made or remitted by Licensee hereunder or under any Equipment Schedule as and when the same become due and payable and such failure continues uncured for a period of ten (10) days after written notice to Licensee; or

            (b) the material breach by Licensee or any of its officers, employees or authorized agents of any of its obligations hereunder or under any Equipment Schedule (other than obligations referred to in paragraph (a) above), which breach continues uncured for a period of thirty (30) days after written notice to Licensee provided, however, that to the extent such breach is susceptible of cure and Licensee has commenced a cure within such period, such period shall continue for as long as Licensee diligently pursues a cure;

            (c) the termination by Licensee of the business of operating as an exhibitor of commercial films;

            (d) the making of an assignment by Licensee for the benefit of its creditors or the admission by Licensee in writing of its inability to pay its debts as they become due, or the filing by or against Licensee of any petition under any bankruptcy or insolvency laws, which petition is not dismissed within ninety (90) days, or the appointment of a receiver, liquidator or trustee for any or all of the assets of Licensee, which appointment is not vacated within ninety (90) days.

            (e) the material breach by Licensor or any of its officers, employees or authorized agents of any of its obligations hereunder or under any Equipment Schedule which breach continues uncured for a period of thirty (30) days after written notice to Licensor provided, however, that to the extent such breach is susceptible of cure and Licensor has commenced a cure within such period, such period shall continue for as long as Licensor diligently pursues a cure;

            (f) the substantial failure of a material quantity of the Equipment installed under this Agreement to properly perform the functions for which said Equipment was designed and installed during any consecutive six (6) month period, which failure continues uncured for a period of thirty (30) days after written notice to Licensor provided, however, that to the extent such failure is susceptible of cure and Licensor has commenced a cure within such period, such period shall continue for as long as Licensor diligently pursues a cure.

            (g) the making of an assignment by Licensor for the benefit of its creditors or the admission by Licensor in writing of its inability to pay its debts as they become due, or the filing by or against Licensor of any petition under any bankruptcy or insolvency laws, which petition is not dismissed within ninety (90) days, or the appointment of a receiver, liquidator or trustee for any or all of the assets of Licensor, which appointment is not vacated within ninety (90) days.

      28. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, beyond applicable cure periods, the non-defaulting party shall have, in addition to any other rights and remedies available at law or in equity all of the following rights and remedies:

            (a) the right to terminate this Agreement and any or all of the Equipment Schedules;

            (b) Upon the occurrence and during the continuance of any Event of Default by Licensee beyond applicable cure periods, Licensor shall have the right to retake possession of any or all of the Equipment, and for such purpose Licensor shall have the right to enter upon any premises where any or all of the Equipment is located and remove same;

            (c) In the event of Default by Licensee, Licensor shall have the right to recover any and all damages, including loss of virtual print fees, cost and expenses, including reasonable attorneys'

                                       12
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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


fees and costs, resulting from such Event of Default or the enforcement of Licensor's remedies hereunder.

            (d) In the event of Default by Licensor, Licensee shall have the right to recover any and all damages, cost and expenses, including reasonable attorneys' fees and costs, resulting from such Event of Default or the enforcement of Licensee's remedies hereunder.

All rights and remedies are cumulative, and the exercise of any one right or remedy shall not preclude the exercise of any other right or remedy.

      29. LIMITATION ON DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SAID PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      30. INDEMNIFICATION.

            Licensee shall indemnify and hold Licensor, its successors and assigns, and their members, managers, partners, affiliates, officers, directors, employees, agents, advisors and attorneys harmless from and against any and all claims, costs, expenses, damages and liabilities, including attorneys' fees and costs, arising out of the use, operation or possession of the Equipment or otherwise related to this Agreement or any Equipment Schedule. The indemnification rights hereunder shall survive the expiration or any termination of this Agreement.

            Licensor shall indemnify and hold Licensee, its successors and assigns, and their members, managers, partners, affiliates, officers, directors, employees, agents, advisors and attorneys harmless from and against any and all claims, costs, expenses, damages and liabilities, including attorneys' fees and costs, arising out of the use, operation or possession of the Equipment or otherwise related to this Agreement or any Equipment Schedule. The indemnification rights hereunder shall survive the expiration or any termination of this Agreement.

      31. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE. Licensee hereby represents, warrants and covenants to Licensor that (a) the execution, delivery and performance of this Agreement by Licensee have been, and each Equipment Schedule hereafter executed by Licensee will be, duly authorized by all necessary corporate action on the part of Licensee; (b) the individual(s) executing this Agreement on behalf of Licensee have the requisite authority to do so, and the individual(s) executing any Equipment Schedule will have the requisite authority to do so; (c) this Agreement does, and each Equipment Schedule will, constitute the legal, valid and binding agreement of Licensee enforceable in accordance with their respective terms; (d) Licensee or its operating subsidiary is in good standing in the jurisdiction of its incorporation or organization and in any jurisdiction in which any Equipment is located; (e) Licensee shall comply with any and all applicable laws and regulations relating to the use of the Equipment and Licensee's performance under this Agreement and each Equipment Schedule; (h) there are no actions, suits or proceedings pending, or to the knowledge of Licensee, threatened, before any court or administrative agency, arbitrator or governmental body that would materially adversely affect its ability to make payments or perform its obligations under this Agreement or any Equipment Schedule; (i) Licensee is not party to, and during the term of this Agreement will not enter into, any exclusive arrangement other than with Licensor for the showing or delivery of Traditional Motion Picture Content or other alternative digital content other than for advertisements, or pursuant to Licensee's existing agreements with Technicolor Screen Services Inc., Pepsi-Cola Sales and Distribution Inc. and The Coca-Cola Company or replacements and/or extensions thereof.

      32. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR. Licensor hereby represents, warrants and covenants to Licensee that (a) the execution, delivery and performance of this Agreement have been, and each Equipment Schedule hereafter executed by Licensor will be, duly authorized by all necessary corporate action on the part of Licensor; (b) the individual(s) executing this Agreement on behalf of Licensor have the requisite authority to do so, and the individual(s) executing any

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


Equipment Schedule will have the requisite authority to do so; (c) this Agreement does, and each Equipment Schedule will, constitute the legal, valid and binding agreement of Licensor enforceable in accordance with its terms; (d) Licensor is in good standing in the jurisdiction of its organization and in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification; (e) Licensor shall comply with any and all applicable laws and regulations relating to Licensor's performance under this Agreement and each Equipment Schedule; (f) there are no actions, suits or proceedings pending, or to the knowledge of Licensor, threatened, before any court or administrative agency, arbitrator or governmental body which would materially adversely affect its ability to perform under this Agreement; (g) to Licensor's knowledge after due inquiry, no part or component of the Equipment or Licensee's use thereof, including without limitation, the Software, infringes or violates any patent, copyright, trade secret, mask work right, trademark license or other intellectual property right of any third party; (h) Licensor has the right to grant the rights and licenses granted to Licensee under this Agreement, (i) the Distributor Agreements executed as of the date hereof are valid, binding and of full force and effect and none of the parties thereto are in default thereunder and (j) Licensee's right and license hereunder to use the Equipment in accordance with the terms hereof includes the royalty-free right to use the DLP Cinema(TM) technology incorporated in the Equipment.

      33. ENTIRE AGREEMENT. Licensor and Licensee acknowledge that there are no agreements or understandings, written or oral, between Licensor and Licensee with respect to the Equipment, other than as set forth herein and in each Equipment Schedule, that this Agreement and the Equipment Schedules contain the entire agreement between Licensor and Licensee with respect to the subject matter hereof and thereof, and that no covenant, condition, or other term or provision may be waived or modified orally.

      34. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws principles.

      35. SEVERABILITY AND VALIDITY. If any provision of this Agreement or any Equipment Schedule is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition, without invalidating the remaining provisions thereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other applicable jurisdiction.

      36. NOTICES. All notices hereunder shall be in writing, shall be effective upon actual receipt shall be hand delivered, sent by overnight courier (such as FedEx), or sent by registered or certified mail or delivered personally in accordance with the following, or to such other address as either party may specify to the other in writing:

                        LICENSOR:       Christie/AIX, Inc.
                                        c/o Access Integrated Technologies, Inc.
                                        55 Madison Avenue, Suite 300
                                        Morristown, New Jersey  07960
                                        Attention: Gary S. Loffredo, Esq.,
                                        Senior VP and General Counsel

                        With a copy to: Kelley Drye & Warren LLP
                                        101 Park Avenue
                                        New York, New York 10178
                                        Attention: Jonathan Cooperman, Esq.

                        LICENSEE:       Carmike Cinemas, Inc.
                                        1301 1st Avenue

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


                                        Columbus, GA 31901
                                        Attn: CFO, CEO and Legal

                        With a copy to:

      37. MODIFICATION AND WAIVER. No modification or waiver of any provision of this Agreement or any Equipment Schedule shall be effective unless the same is in writing and signed by both parties, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Licensor and Licensee may, from time to time, mutually agree on additional terms and conditions with respect to an Equipment Schedule which may be set forth thereon or attached thereto as an "Addendum" which shall be applicable to and constitute a part thereof.

      38. CONFIDENTIALITY. Licensee acknowledges that the Equipment and Software contain proprietary information and their configuration and operation constitute trade secrets of Licensor or the respective owners thereof. In addition to the foregoing, each party acknowledges that its officers, employees, agents or representatives during the term of this Agreement will have access to and come into contact with, confidential proprietary information of the other party, including, but not limited to, information concerning the Equipment and/or the Software and/or other trade secrets of Licensor and information pertaining to Licensee's finances, personnel and business practices ("CONFIDENTIAL INFORMATION"). Licensor and Licensee agree not to disclose to any third party any Confidential Information that it learns during the term of this Agreement without the prior written consent of the other party. This obligation shall survive the cancellation or other termination of this Agreement. The parties hereby agree to use their best efforts to maintain the confidentiality of the Confidential Information and to treat such Confidential Information with the same degree of care and security as they treat their own most confidential information. Notwithstanding the foregoing, the parties' obligations with respect to the Confidential Information shall not extend to information that:
(a) is in the public domain at the time of its disclosure; (b) becomes part of the public domain through a source other than Licensee; or (c) is required to be disclosed pursuant to law, a court order or governmental authority, whereupon Licensee shall provide Licensor with notice prior to such disclosure unless otherwise forbidden by law. The parties shall be required to advise each of their employees, agents and representatives who have access to Confidential Information that they are required to keep Confidential Information in the strictest confidence, but in all cases, Licensor and Licensee shall retain responsibility for any breach by an employee, agent and/or a representative of the confidentiality obligations set forth in this Section 39. It is understood that in case of a breach of this Section 39, damages may not be an adequate remedy and the Licensor may be entitled to injunctive relief to restrain any breach, whether threatened or actual, of this Section 39.

      39. PRECEDENCE. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any properly executed Equipment Schedule, the terms and conditions of such Equipment Schedule shall prevail.

      40. NO WAIVER. The failure by either party to exercise any right or remedy provided for in this Agreement will not be deemed to be a waiver of any right or remedy hereunder.

      41. SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

      42. COUNTERPARTS; EXECUTION BY FACSIMILE. This Agreement and each Equipment Schedule may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. This Agreement and each Equipment Schedule may be executed and delivered by facsimile transmission.

      43. NO JOINT VENTURE OR PARTNERSHIP. The parties are entering into this Agreement as Licensor and Licensee, and nothing herein shall be deemed to create or constitute a joint venture or

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          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
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              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


partnership between the parties or a principal-agent relationship. Neither party has the authority to bind or contract on behalf of the other party.

      44. ANNOUNCEMENTS. No public announcement, circular, advertisement or other publicity in connection with this Agreement shall be made or issued by or on behalf of either party to this Agreement, except as may be required by law, judicial order or applicable regulation, except by mutual agreement of the parties as evidenced by the prior written consent of the other party. Both parties shall mutually agree upon the content of any public statement announcing the existence of this Agreement.

      45. THEATER CLOSURES. If at any time during the term of this Agreement, Licensee discontinues operations at any theater with respect to which it has executed an Equipment Schedule and a Certificate of Acceptance, this Agreement and the Equipment Schedule for such theater shall terminate as of the end of the last day of business operations at such theater. Licensee shall have the option to (a) utilize the Equipment located at such theater in any other theater operated by Licensee or its Affiliates which does not have Equipment or (ii) have such Equipment picked up by Licensor or its designated representatives. If Licensee elects to use the Equipment in accordance with (i) above, Licensee and Licensor shall execute a mutually acceptable new Equipment Schedule and Certificate of Acceptance for the theater in which the Equipment is installed in accordance with the terms of this Agreement.

      46. THEATER SALES AND ACQUISITIONS. If during the term of this Agreement, Licensee or its Affiliates sell, transfer, convey or assign to a third party their respective interest in any theater with respect to which Licensee has executed an Equipment Schedule and Certificate of Acceptance, Licensee or its Affiliates may, with the prior consent of Licensor, which will not unreasonably be withheld, transfer the Equipment in such transaction so long as such acquirer or transferee executes and delivers to Licensor a Master License Agreement in the same form as this Agreement and an Equipment Schedule in the form attached as Exhibit A. Upon such transfer, Licensee shall have no further obligation under this Agreement or the Equipment Schedule for such theatre. If during the term of this Agreement, Licensee or its Affiliates shall acquire a Cineplex Licensee shall have the right to designate such Cineplex(s) for inclusion hereunder and Licensee shall be entitled to either relocate existing Equipment to such Cineplex, or if the initial 2,300 screens have not been enabled with Digital Systems then Licensee may notify Licensor that said Cineplex(s) be Digitally enabled thereafter.

      47. LICENSEE'S OPTION TO PURCHASE; EQUIPMENT RETURN.

            (a) At any time following the expiration of the Initial Term, Licensee shall have the option to purchase all or any portion of the Equipment. The purchase option for any Equipment may be exercised by Licensee by providing Licensor with at least 60 days written notice (the "Purchase Notice") specifying the Equipment Licensee is electing to purchase. The purchase price (the "Purchase Price") for such Equipment shall be equal to the fair market value of the Equipment to be purchased as of the date the Purchase Notice is given to Licensor. The fair market value of the Equipment shall be determined by an independent third party appraiser selected by Licensee and approved by Licensor, which approval may not be unreasonably withheld ("1st Appraiser"). Either party may dispute the 1st Appraiser's value by notifying the other party of such dispute and submitting a second independent third party appraiser("2nd Appraiser") who shall determine the market value of said Equipment. In the event the two appraisers cannot agree on the Equipment's value then the matter shall be submitted to arbitration in accordance with the rules of the American Arbitration Association.

            (b) Upon the exercise of the purchase option in Section 47(a) above which is not rescinded, title to such Equipment shall pass from Licensor to Licensee upon the payment of the Purchase Price on an "AS IS, WHERE IS" basis, without warranty of any kind, express or implied, other than Licensor's warranty of good title and warranty that such equipment is transferred free of all liens, security interests, claims or encumbrances of any kind or nature. Licensor shall comply with the DCI Specification requirements regarding the Digital Systems that are contained in the Distributor Agreements, as may be amended from time to time throughout the term of the Distributor Agreements. Licensor shall deliver to Licensee a duly executed and appropriate bill of sale in form and substance

          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


reasonably acceptable to Licensee, evidencing transfer of title of the Equipment purchased. Upon payment of the Purchase Price, this Agreement shall terminate with respect to such Equipment and the Equipment Schedule(s) relating to the Equipment so purchased shall be appropriately amended or terminated, as applicable.

            (c) In the event the Licensee does not exercise its purchase option, the removal of the Equipment shall be subject to the terms and conditions of this Agreement.

      49. MFN. In the event that during the Roll-Out Period Licensor offers to install a Digital System for a third party on terms and conditions which are comparable to the terms and conditions of this Agreement but on financial terms which in the aggregate are more favorable than the financial terms of this Agreement, then Licensor shall promptly offer the more favorable financial terms to Licensee.

          CONFIDENTIAL TREATMENT REQUESTED BY CARMIKE CINEMAS, INC. OF
             CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH
              RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934


         IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement as of the date and year first above written.

LICENSOR                                 LICENSEE

By: _______________________________      By: ___________________________________

Name: _____________________________      Name:  ________________________________

Title: ____________________________      Title: ________________________________

LIST OF EXHIBITS

EXHIBIT A Form of Equipment Schedule/Certificate of Acceptance
EXHIBIT B DLP Cinema(TM) Promotional Guidelines
EXHIBIT C Intentionally Omitted
EXHIBIT D Participating Distributors
EXHIBIT E Form of Service Contract
EXHIBIT F Intentionally Omitted
EXHIBIT G Intentionally Omitted
EXHIBIT H Intentionally Omitted
EXHIBIT I Form of Monthly Report

                                    EXHIBIT A

                           EQUIPMENT SCHEDULE NO. ___
                             DATED AS OF ___________
                TO MASTER LICENSE AGREEMENT DATED AS OF _________

1.    EQUIPMENT

QTY   ITEM DESCRIPTION         SERIAL NUMBER                AUDITORIUM LOCATION
                                                                IDENTIFIER

2.    LOCATION, SCREENS AND REQUESTED DATE FOR INSTALLATION

THEATER NAME:

THEATER ADDRESS:

NUMBER OF SCREENS:

                                    Exhibit A

REQUESTED DATE OF INSTALLATION:

3.    SPECIAL TERMS (IF ANY).

Licensor and Licensee ____ have _____ have not agreed on any special terms for the license by Licensor to Licensee of the Equipment specified in this Equipment Schedule. In the event Licensor and Licensee have agreed on any such special terms, such special terms are as set forth on a separate schedule attached hereto and made a part hereof.

This Equipment Schedule is executed pursuant to the Master License Agreement dated as of the date indicated above between Licensor and Licensee (the "Agreement"). All of the terms and conditions of the Agreement are incorporated herein by this reference and made a part hereof as if such terms and conditions were set forth in full in this Equipment Schedule. By executing this Equipment Schedule, Licensor and Licensee hereby reaffirm all of the terms and conditions of the Agreement except as expressly modified hereby.

LICENSOR                                 LICENSEE

By: ____________________________         By: ___________________________________

Name: __________________________         Name: _________________________________

Title: _________________________         Title: ________________________________

Date: __________________________         Date: _________________________________

                                    Exhibit A

                             EXHIBIT 1 TO EXHIBIT A

                            CERTIFICATE OF ACCEPTANCE

         THIS CERTIFICATE OF ACCEPTANCE is executed as of ____________, 20__ with respect to the Equipment itemized in Equipment Schedule No. __ dated as of ________________, 20__ (the "Equipment Schedule") executed pursuant to that certain Master License Agreement dated as of ______________, 20__ (the "Agreement") between Christie/AIX, Inc. ("Licensor") and the undersigned ("Licensee").

      1.    Certification

            Licensee hereby certifies that the items of Equipment described in the Equipment Schedule have been installed at the location specified in the Equipment Schedule, have been inspected by Licensee, have been found by Licensee to be in good working condition and have been accepted by Licensee as Equipment whose use is licensed by Licensor under the Agreement and the Equipment Schedule.

      2.    Commencement Date

            The commencement date of the license term under the Agreement and the Equipment Schedule for the Equipment accepted hereunder is _______________________ (the "Commencement Date").

      IN WITNESS WHEREOF, Licensee has executed this Certificate of Acceptance as of the date first above written.

                                   "LICENSEE"

                                   By: _________________________________________

                                   Name: _______________________________________

                                   Title: ______________________________________

                             Exhibit 1 to Exhibit A

                                    EXHIBIT B

                      DLP CINEMA(TM) PROMOTIONAL GUIDELINES

                          (exhibit starts on next page)

                                    Exhibit B

[TEXAS INSTRUMENTS LOGO]               DLP CINEMA(TM) POWER OF PICTURE

DLP Cinema(TM)
Promotional Guidelines





                               DIGITAL PICTURE BY
                               [DLP CINEMA LOGO]



                                   Exhibit B

OVERVIEW

This document defines the DLP Cinema(TM) Trademark and Promotional Guidelines. It also serves as an example of proper trademark usage, which helps assure the continuing association of DLP Cinema(TM) trademarks with high quality image mastering and projection.

These guidelines are intended for use by end equipment manufacturers of systems that incorporate DLP Cinema(TM) components or subsystems, and individuals or third parties who have an agreement with Tl relating to DLP Cinema(TM) Quality Requirements. The DLP Cinema(TM) trademarks are owned by Texas Instruments Incorporated (TI). Nothing in these Guidelines is to be deemed a waiver of TI's trademark rights.

These guidelines are issued pursuant to other applicable DLP Cinema(TM) agreements as entered with TI. These guidelines are not intended to substitute for such documents with those parties having such agreements.

These guidelines provide direction on proper use of the DLP Cinema(TM) trademark on DLP Cinema(TM) branded products, in print, in text and in broadcasting. These guidelines may be updated from time-to-time by TI without notice.

For any questions of interpretation regarding these guidelines, contact Cheraina Dunn 214 567-0833.

FUNDAMENTALS

THE FUNDAMENTALS OF THE DLP CINEMA(TM) TRADEMARK AND PROMOTIONAL GUIDELINES ARE:

(1) The Trademarked DLP Cinema(TM) logo shall be conspicuously displayed on the front and on the side of all OEM and authorized end equipment manufacturer's products (or on the same side of the product as the OEM's or authorized end equipment manufacturer's name) unless otherwise approved in writing by Texas Instruments.

(2) The DLP Cinema(TM) trademark shall be used in accordance with the guidelines outlined in this document in all advertisements, collateral, web, broadcast and other media when a DLP Cinema(TM) product is featured or shown.

(3) Appropriate wording, shall be used to reference the DLP Cinema(TM) brand in any venue.

(4) The DLP Cinema(TM) brand and trademarks shall be used as an adjective followed by generic noun.

(5) The DLP Cinema(TM) brand is the only DLP(TM) brand that should be associated with d-cinema, digital cinema or anything relating to the presentation of studio content in a theatrical setting.

PRODUCT

The DLP Cinema(TM) logo is only to be used in conjunction with a DLP Cinema(TM) product. When displaying the DLP Cinema(TM) Logo on the product the minimum size of the logo shall be 2.04(w) x 1.35(h) inches, 146.50(w) x 97(h) points, or 5.17(w) x 3.43(h) centimeters as shown above.

                               [DLP CINEMA LOGO]

The DLP Cinema(TM) logo shall be conspicuously displayed on the front and side of the product (or on the same side or the product as the OEM's name) unless otherwise approved in writing by TI. The OEM's name shall be more prominent than the DLP Cinema(TM) logo. Color usage of the DLP Cinema(TM) logo can be displayed as described below.

COLOR USAGE OF THE LOGO

The wafer shall always print Blue (PANTONE(R) 2995 or 100% Cyan and 8.5% Magenta). The line beneath DLP(TM) shall be Red (PANTONE 485 or 100% yellow and 100% Magenta).The remaining logo shall be black.

PRODUCT NAME

The DLP Cinema(TM) brand shall not be used in the model number or the product name.

EXAMPLES OF HOW NOT TO USE:

      - DLP Cinema(TM) XYZ1000

      - <Company Name> DLP Cinema(TM) <Product Name>

                                   Exhibit B

MANUFACTURER ADVERTISING AND OTHER PROMOTIONAL MATERIALS

The DLP Cinema(TM) logo shall be included on all promotional materials, advertisements, collateral, posters, direct mail, etc. When displaying the DLP Cinema(TM) logo in any print medium, the following guidelines shall be met.

LOGO SIZE

The minimum size of the DLP Cinema(TM) logo in all print shall be .95(w) x ..63(h) inches, 70(w) x 45(h) points, or 2.50(w) x 1.60(h) centimeters as shown directly below. In larger displays the aspect ratio shall be maintained.

The space around the logo shall be equal to the height of the L.

                               [DLP CINEMA LOGO]

COLOR USAGE OF THE LOGO

The DLP Cinema(TM) logo may be used in two ways depending on the background color.

OPTION 1: When the DLP Cinema(TM) logo is on a BLACK AND DARK BACKGROUND, the wafer/circle shall be Blue (PANTONE 2995 or 100% Cyan and 8.5% Magenta). The line beneath DLP(TM) shall be Red (PANTONE 485 or 100% Yellow and 100% Magenta). The remaining logo shall be white.

EXAMPLE OF OPTION 1:

                               [DLP CINEMA LOGO]

OPTION 2: When the DLP Cinema(TM) logo is on a WHITE OR LIGHT BACKGROUND, the wafer/circle shall be Blue (PANTONE 2995 or 100% Cyan and 8.5% Magenta). The line beneath DLP(TM) shall be Red (PANTONE 485 or 100% Yellow and 100% Magenta). The remaining logo shall be in black.

EXAMPLE OF OPTION 2:

                               [DLP CINEMA LOGO]

BLACK AND WHITE USAGE OF THE LOGO

The DLP Cinema(TM) logo may be in black and white when the print medium is not color. (e.g. newsprint)

[DLP CINEMA LOGO]                                              [DLP CINEMA LOGO]

EXHIBITOR AND DISTRIBUTOR PROMOTIONS

For all movie promotional materials, the Digital Picture by DLP Cinema(TM) logo should be used in one of the following formats.

One Sheets, Mylars & Billboards

COLOR USAGE OF THE LOGO

There are two ways the Digital Picture by DLP Cinema(TM) logo can be used in color. Your choice depends on the background color.

OPTION 1: When the Digital Picture by DLP Cinema(TM) logo is on A BLACK OR DARK BACKGROUND, the wafer/circle shall be Blue (PANTONE 2995 or 100% Cyan and 8.5% Magenta). The Line beneath DLP(TM) shall be Red (PANTONE 485 or 100% Yellow and 100% Magenta). The remaining logo shall he white.

EXAMPLE OF OPTION 1:

                               [DLP CINEMA LOGO]

OPTION 2: When the Digital Picture by DLP Cinema(TM) logo is on a WHITE OR LIGHT-COLORED BACKGROUND, the wafer/circle shall be Blue (PANTONE 2995 or 100% Cyan and 8.5% Magenta). The line beneath DLP(TM) shall be Red (PANTONE 485 or 100% Yellow and 100% Magenta). The remaining logo shall be in black.

EXAMPLE OF OPTION 2:

                               [DLP CINEMA LOGO]

BLACK AND WHITE USAGE OF THE LOGO

The Digital Picture by DLP Cinema(TM) logo can be in black or white when the print medium is not color (e.g. newsprint).


[DLP CINEMA LOGO]                                              [DLP CINEMA LOGO]

                                    Exhibit B

Stack Ads, Theatre Show Times and Web Listings

USAGE OF THE LOGO

The "Wafer D" mark is to be used in newsprint and applications that do not provide appropriate space for the Digital Picture by DLP Cinema(TM) logo. When either mark is used the Digital Picture by DLP Cinema(TM) logo or the words DLP Cinema(TM) should be used in the legend.)

PLEASE USE THE WORDS DLP CINEMA(TM) ON ALPHA MATRIX LED DISPLAYS OVER THEATRE ENTRANCES AND AT BOX OFFICE SHOW TIME LISTINGS. OPTION 1 CAN BE USED IN FULL MATRIX LED DISPLAYS.

OPTION 1: When the mark is used in print with a space no smaller than 8.5mm x 7.5mm

                                     [DLP CINEMA LOGO]

OPTION 2: When the mark is used in print with a space smaller than 8.5mm x 7.5mm. The letter "D" can be no smaller than 2.5mm x 2.5mm

                                     [DLP CINEMA LOGO]

BROADCAST

WEB

When the DLP Cinema(TM) or the Digital Picture by DLP Cinema(TM) logos are featured on a web site:

      - The logos shall be used and their height shall be no smaller than 55 pixels.

      - The (TM) next to the logos will need to be touched up due to the small size.

      -     The logos shall be linked to the appropriate DLP(TM) web page.

RADIO

When airing a commercial on radio referring to the technology, the words "DLP Cinema(TM) projection technology made by Texas Instruments" shall be used.

TELEVISION

When airing a commercial on television referring to the technology, the DLP Cinema(TM) logo shall be used.

PHONE LISTING

When stating that a movie is being shown using DLP Cinema(TM) technology, the following wording should be used: "Movie XXXX available in DLP Cinema(TM) format".

ANIMATED LOGO

The latest version of the Digital Picture trailor shall be made available to all DLP Cinema(TM) OEMs, individuals or third parties who have an agreement with TI, or who display a movie that has been mastered for DLP Cinema(TM) format.

TRADEMARK USAGE IN TEXT

References to the trademarked trade names in print or text include but are not limited to press releases, advertising, web sites, collateral, direct mail and articles.

Each reference to DLP Cinema(TM), CineLink(TM), CineCanvas(TM), CinePalette(TM), and CineBlack(TM) trade names in body copy shall feature the trademark"(TM)" symbol.

EXAMPLE:

"DLP Cinema(TM) projection technology made by Texas Instruments..."

USE OF TRADEMARKS AS ADJECTIVES

All trademarks must only be used as adjectives' not as nouns. An appropriate generic noun must follow each and every reference to a mark.

EXAMPLE:

"DLP Cinema(TM) technology is available ..."

ACKNOWLEDGEMENT

Appropriate acknowledgement of TI trademarks shall be appended to each communications piece that uses them. Always use the footnote stated below in each piece of printed material.

EXAMPLE:

"DLP Cinema, CineLink, CineCanvas, CinePalette, and CineBlack are trademarks of Texas Instruments."

Omit trademarks not used.

PRESS RELEASES

In press releases and other media communications, the above guidelines must be strictly observed.

USE OF CORPORATE NAME

The first reference in body copy to the corporation should be to "Texas Instruments." Thereafter, reference to the name can be "TI".

USE OF TRADEMARKS

All of the trademarks must not imply ownership to another party other than Texas Instruments. The use of trademarks must not imply Texas Instruments has ownership of the product.

ACCEPTABLE EXAMPLES ARE:

"Company X's XYZ projector using Texas Instruments DLP Cinema(TM) technology is the first..."

"The XYZ theatre is the first DLP Cinema(TM) site..."

UNACCEPTABLE EXAMPLES ARE:

"Company X's XYZ DLP Cinema(TM) projector is the first..."

"The XYZ is the first DLP Cinema(TM) theatre..."

To request an appropriate statement from a senior TI manager for inclusion in proposed press releases, please contact Ian McMurray, Press Relations Manager, at l-mcmurray@u.com.

                               www.dlpcinema.com

  DLP-0066 (c) 2002 Texas Instruments, Inc. TI071400 Digital Light Processing, DLP, DLP Cinema, CineLink, CineCanvas, CinePalette, CineBlack, the DLP Cinema
   logo, the Digital Picture by DLP Cinema logo and the black/red banner are trademarks of Texas Instruments PANTONE" is the property of Pantone. Inc.

                                    Exhibit B

                                    EXHIBIT C

                              INTENTIONALLY OMITTED

                                    Exhibit C

                                    EXHIBIT D

                           PARTICIPATING DISTRIBUTORS

      The Participating Distributors as of December 15, 2005 are as set forth below. In the event of any additions to the Participating Distributors after such date, Licensor shall promptly so notify Licensee in writing and this Exhibit D shall be deemed updated to include any Participating Distributor specified in any such notice.

Buena Vista Pictures Distribution
Twentieth Century Fox Film Corporation
Sony Pictures Releasing Corporation
Dreamworks LLC
Universal City Studios LLLP

                                   Exhibit D

                                    EXHIBIT E

                            FORM OF SERVICE CONTRACT

                                    Exhibit E

                                    EXHIBIT F

                              INTENTIONALLY OMITTED

                                    Exhibit F

                                    EXHIBIT G

                              INTENTIONALLY OMITTED

                                    Exhibit G

                                    EXHIBIT H

                              INTENTIONALLY OMITTED

                                    Exhibit H

                                    EXHIBIT I

                             FORM OF MONTHLY REPORT